Exhibit 99.1

For Immediate Release Contact: David S. Silverman (802) 888-6600

Union Bankshares Reports Record Earnings for the year ended December 31, 2019 and Declares Increase in Quarterly Dividend

Morrisville, VT January 15, 2020 - Union Bankshares, Inc. (NASDAQ - UNB) today announced results for the three and twelve months ended December 31, 2019. Net income was $2.8 million and $10.6 million for the three and twelve months ended December 31, 2019, resulting in earnings per share of $0.61 and $2.38 for the same periods, respectively.
The Board of Directors also declared a cash dividend of $0.32 per share for the quarter, and increase of 3.2% from the cash dividend of $0.31 paid in recent prior quarters, payable February 6, 2020 to shareholders of record as of January 27, 2020.

The Company reported a consolidated net loss for the three months ended December 31, 2018 of $(436) thousand, or $(0.10) per share, and consolidated net income for the twelve months then ended of $7.1 million, or $1.58 per share. Results for the three and twelve months ended December 31, 2018 included a reduction in net earnings due to one-time charges related to the termination of the Company's defined benefit pension plan. The one-time reduction in earnings was $3.7 million for the year ended December 31, 2018, of which, $3.2 million was recorded in the fourth quarter of 2018.
Fourth Quarter Highlights
Net income of $2.8 million was recorded for the three months ended December 31, 2019, compared to a loss of $436 thousand for the three months ended December 31, 2018. Net interest income increased $352 thousand, or 4.7%, from fourth quarter 2018, with an increase of $723 thousand in interest income, partially offset by a $371 thousand increase in interest expense.
A provision for loan losses of $425 thousand was recorded for the three months ended December 31, 2019 compared to $150 thousand for the three months ended December 31, 2018. The increase in the provision for loan losses was primarily due to growth in the loan portfolio during the fourth quarter of 2019.
Noninterest income was $3.0 million for the three months ended December 31, 2019 compared to $2.4 million for the same period in 2018 resulting from an increase in the gain on sale of commercial and residential loans of $490 thousand due to higher premiums earned and an increased volume of sales. Noninterest expenses of $7.1 million decreased 30.6% for the fourth quarter of 2019 from the fourth quarter of 2018 due to the non-recurrence of expenses related to the termination of the Company's defined benefit pension plan. Salaries and wages increased 11.2%, occupancy and equipment costs increased 31.1%, and other noninterest expenses increased 9.0%. These increases occurred primarily due to the addition of two full service branch locations in Chittenden County, VT during the third quarter of 2019.
The Company's return on average assets was 1.30% and return on average equity was 15.61% for the fourth quarter of 2019.
Year-to-Date Highlights
Total assets were $872.5 million as of December 31, 2019, an increase of $67.1 million, or 8.3%. from $805.3 million as of December 31, 2018. Total loans of $678.7 million as of December 31, 2019 increased $32.4 million, or 5.0%, compared to $646.3 million of December 31, 2018. The Company's investment portfolio increased from $74.0 million as of December 31, 2018 to $88.1 million as of December 31, 2019. Balance sheet growth was funded using a combination of core deposits and wholesale funding such as brokered deposits and Federal Home Loan Bank advances. Total deposits reached $744.0 million as of December 31, 2019, growth of $37.3 million, or 5.3%, compared to $706.8 million a year ago.
The Company had total capital of $71.8 million with a book value per share of $16.06 as of December 31, 2019 compared to $64.5 million and book value per share $14.44 as of December 31, 2018.
Consolidated net income for the year ended December 31, 2019 was $10.6 million, or $2.38 per share, compared to $7.1 million, or $1.58 per share, for the same period in 2018.
Interest income was $36.0 million for the year ended December 31, 2019, compared to $32.2 million for the year ended December 31, 2018, an increase of $3.8 million, or 11.9%. The increase during the comparison period is the result of increased volumes of interest earning assets. Interest expense was $5.6 million for the year ended December 31, 2019 compared to $3.6 million for the year ended December 31, 2018, an increase of $2.0 million, or 56.8%. Interest bearing liabilities increased during the comparison periods, but increases in rates paid on those interest bearing liabilities was the primary driver in the increase in interest expense. The Company's net interest margin for the year ended December 31, 2019 was 4.05% compared to 4.08% for the year ended December 31, 2018.
Total noninterest income was $10.3 million and $9.5 million for the year ended December 31, 2019 and December 31, 2018, respectively. Total noninterest expenses were $27.5 million for year ended December 31, 2019 compared to $29.2 million for the same period in 2018.
The Company's return on average assets was 1.30% and return on average equity was 15.63% for the years ended December 31, 2019.

About Union Bankshares, Inc.
Union Bankshares, Inc., headquartered in Morrisville, Vermont, is the bank holding company parent of Union Bank, which provides commercial, retail, and municipal banking services, as well as, asset management services throughout northern Vermont and New Hampshire. Union Bank operates 20 banking offices, two loan centers, and multiple ATMs throughout its geographical footprint.
Since 1891, Union Bank has helped people achieve their dreams of owning a home, saving for retirement, starting or expanding a business and assisting municipalities to improve their communities. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in lives of low to moderate home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators and has also been designated as an SBA Preferred lender for its participation in small business lending. Union Bank's employees contribute to the communities where they work and reside, serving on non-profit boards, raising funds for worthwhile causes, and giving countless hours in serving our fellow residents. Union Bank is proud to be one of the few independent community banks serving Vermont and New Hampshire and we maintain a strong commitment to our core traditional values of keeping deposits safe, giving customers convenient financial choices and making loans to help people in our local communities buy homes, grow businesses, and create jobs. These values--combined with financial expertise, quality products and the latest technology--make Union Bank the premier choice for your banking services, both personal and business. Member FDIC. Equal Housing Lender.

Forward-Looking Statements
Statements made in this press release that are not historical facts are forward-looking statements. Investors are cautioned that all forward-looking statements necessarily involve risks and uncertainties, and many factors could cause actual results and events to differ materially from those contemplated in the forward-looking statements. When we use any of the words “believes,” “expects,” “anticipates” or similar expressions, we are making forward-looking statements. The following factors, among others, could cause actual results and events to differ from those contemplated in the forward-looking statements: uncertainties associated with general economic conditions; changes in the interest rate environment; inflation; political, legislative or regulatory developments; acts of war or terrorism; the markets' acceptance of and demand for the Company's products and services; technological changes, including the impact of the internet on the Company's business and on the financial services market place generally; the impact of competitive products and pricing; and dependence on third party suppliers. For further information, please refer to the Company's reports filed with the Securities and Exchange Commission at www.sec.gov or on our investor page at www.ublocal.com.